UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2008

ORGANETIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29461	73-1556428
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Kyle Kennedy
Chief Executive Officer
100 2nd Avenue South, Suite 104N
St. Petersburg, FL 33701

(727) 502-0508
(Registrant’s telephone number, including area code)

Copies to:
Gregory Sichenzia, Esq.
Jonathan R. Shechter, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On June 4, 2008 (the “Closing Date”), Organetix, Inc. (“Company”) entered into a Share Exchange Agreement (the “Agreement”) with Seafarer Exploration, Inc. (“Seafarer”), a private company formed under the laws of Florida, and the shareholders of Seafarer (the “Seafarer Shareholders”) pursuant to which the Company agreed to acquire (the “Acquisition”), subject to the satisfaction of the conditions to closing as outlined in the Agreement, all of the outstanding shares of common stock of Seafarer from the Seafarer Shareholders. As consideration for the acquisition of the shares of Seafarer, the Company agreed to issue an aggregate of 138,844,389 shares of Common stock, $0.0001 par value (the “Common Stock”) to the Seafarer Shareholders. The Company intends to change its name to Seafarer Exploration, Inc.

Item 2.01  Completion of Acquisition or Disposition of Assets.Corporate History

Organetix, Inc., a Delaware Corporation, was incorporated on May 28, 2003.  The Company was a biotechnology company with an exclusive worldwide license for the formula of a proprietary medical discovery relating to the liver referred to as A4+L. On November 7, 2003, pursuant to a Share Exchange Agreement ("Exchange Agreement") between Diamond International Group, Inc. ("Diamond"), a Delaware corporation and Organetix, Inc. a Delaware corporation and all of the shareholders of Organetix, Inc., Diamond acquired all of the shares of Organetix, Inc. as consideration for the issuance of 64,000,000 restricted shares of Diamond to the Organetix, Inc. shareholders. As a result of this Exchange Agreement, Diamond International Group, Inc. (the legal acquirer) received 100% of the issued and outstanding common stock of Organetix, Inc. in exchange for 64,000,000 shares of common stock of Diamond. Pursuant to the Agreement, Organetix, Inc. became a wholly owned subsidiary of Diamond which entity filed a Certificate of Amendment with the State of Delaware changing its name to Organetix, Inc. This reverse merger transaction was treated retroactively as a recapitalization with Organetix, Inc. being treated as the acquirer for accounting purposes.

Previously, the Company devoted its time towards establishing its business and no revenues have been generated to date. As such, the Company is considered as being in the development stage, since its inception, in accordance with Statement of Financial Accounting Standards No. 7, and its year-end is December 31.

Prior to entering into the Agreement, the Company was a shell company.  As of the Closing Date, the Company is no longer a shell company and now engages in the exploration and acquisition of artifacts and cargo from the sunken Spanish Galleon.

Description of Seafarer Exploration, Inc.

Seafarer is a Florida corporation formed on February 17, 2007. Seafarer is a development stage company with the principal business objective to recover historical marine artifacts and cargo from sunken ships.

In early 2007, Seafarer entered into an agreement with Tulco Resources Ltd. (“Tulco”) to recover historical artifacts and cargo from a Spanish Galleon located in 25 to 85 feet of water in the Atlantic Ocean off Northern Palm Beach County, Florida. This 400-year-old shipwreck is described by a noted archaeologist as being very large, having been on its return voyage from Mexico and Havana, Cuba back to Spain when it sank. Because of the water depth, it has almost surely never been touched, much less salvaged, at any time over the years.

Seafarer’s goal is to recover the artifacts and cargo, including dated coins, which are suspected to have been on this sunken galleon. It is management’s belief that cargo will be largely in the form of treasure such as gold, silver, and emeralds.

During the summer of 2003, Tulco personnel mapped the ocean bottom encompassing the permit area using a cesium vapor magnetometer—a special metal detector that allows identification of metal fragments on and under the ocean floor. Results of this effort and the recovery of certain tell-tale artifacts is contained in the section of this plan entitled “Operation Plan–Tulco Operations.”

Seafarer has acquired the exclusive rights from Tulco to explore, locate, identify, and salvage old shipwreck remains in the area referenced in Tulco’s Florida permit. Recovery permits require the involvement of a scientific team in order to properly examine recovered items and turn its findings over to the applicable governmental authority. The artifacts must be thoroughly documented in accordance with commonly accepted historical and archaeological standards. These records will be retained by the corporation and made available to researchers upon request. After items have been recovered and examined, it is generally necessary to negotiate an in-kind sharing of recovered items with the governmental authority.

Operational Plan

Approach

The operation is that of a “recovery” effort. Unlike most expeditions which encompass “search and discover” efforts requiring large staffs and equipment and a great deal of time and good fortune, Seafarer’s total recovery program consists of basically the operations manager and the dive crew. Scientific work, such as metal detection, will be handled on a short term basis with experts, divers, archaeologist, and conservators hired for a specific task, or on a seasonal basis.

The Last Galleon Background

Pursuant to a U.S. District Court admiralty judgment and a Use Agreement with the State of Florida, Tulco owns the rights to salvage and recover artifacts and cargo from what is believed to be a sunken Spanish galleon treasure ship estimated to be from the period 1570 to 1600.

The current ownership of Tulco, and, thus, the rights to this shipwreck, belongs to approximately 42 individual investors and Tulco’s Managing General Partner Judson Laird. To a very large extent, many of the investors have come to know each other and all share a strong confidence in the potential for success in this endeavor. Some, who are qualified, have had the opportunity to actually dive the shipwreck and others have participated in the artifact recovery and cleaning aspect of the conservation process.

Pursuant to an agreement between Seafarer and Tulco, we will be operating in the same area in which Tulco has the salvage and recovery rights. We executed this agreement with Tulco on March 7, 2007.  According to the agreement, we have the exclusive right to explore, locate, identify, and salvage old shipwreck remains, if any, in Tulco’s permitted area.  There have been considerable monies spent to date and very little recovery of “treasure”.  Investors in our company are at high risk to lose a part or all of their investment due to the extreme speculative nature of our venture.

Technology

During the summer of 2003, Tulco personal mapped 8 to 10 square miles of the permitted site using the cesium vapor magnetometer, thus identifying urn fragments on and under the ocean floor.  After tediously scanning single 56-foot wide strips of the ocean bottom over the region, the separate scans were compiled to make a single map portraying the locations of the findings and the dispersal pattern. Subsequently, the team found numerous artifacts described below.

Tulco Operations

To date, Tulco has recovered over 60 cannon balls, many in almost “like new” condition. They have 4-pounders, 8-pounders, 12-pounders and even cannon balls made of stone. Speculation is that only the largest galleons would have been carrying such a variety of fire power, and the fact that the King of Spain insisted that his share of the treasure be carried only on the largest and most heavily armed galleons. In addition, Tulco has musket balls, sail rigging, ship’s timbers, ship’s nails (some over three feet long) including “Spanish-Jade.”

The most significant finds to date are the stone cannonballs and 12-pound iron cannonballs. The stone cannonballs are exactly the same physical size as an 8-pound iron cannon ball but weighs less than a pound. They were used in battle like a mortar grenade in that they would be lobbed on to the deck of opposing ships where they would shatter sending out deadly pieces of sharp rock in all directions. Considering the effort involved in carving raw rock into round 3.5-inch diameter stone cannon balls, it is management’s opinion that they would likely only be used on the most important, largest, best-armed ships of the line. The 12-pound cannon balls were fired from a cannon known as a demiculverin. This weapon was 10-feet long, weighed about 4000-pounds, and was frequently made of bronze. We believe that only a very large, heavily-armed vessel of the day would have been able to carry and fire such weapons.

In the second half of the 19th century, a Frenchman developed a process to test the relative "hardness" of stones. This is significant because for hundreds and even thousands of years going back to the Chinese, statues, sword handles and other decorative items were carved from what was called "jade."  It turns out that over these many years, there were three separate types of stones that were all called jade. In that era there was no way then of telling them apart. Jadeite, Nephrite, and Serpentine were all utilized in the making of "jade" ornaments.

Among the ballast stones at Tulco’s wreck site, they found hundreds of pounds of large rocks—several weighing over 100-pounds each.  Further analysis has determined that this rock is in fact serpentine.  Accordingly, if this “serpentine” was the bulk of the cargo on the galleon, rather than jade, the potential value of the artifacts and cargo could be minimal and our investors may lose all or a part of their investment.

Summary of Anticipated Expenditures

The expenditures regarding recovery are directly related to the length of the “dive season”.  The longer we are able to remain on site the greater our expenses.  Our projections are based on those of Tulco Resources, Ltd. and their expenditures during their last dive season.

The expenditures are divided into three (3) major areas:

Management/Administration
Operation and Recovery Activities
Professional Fees

Tulco’s Experience

During Tulco’s last dive season, Tulco was forced to cease recovery operations long before October.   By August 1st the seas were too rough to continue and thus they had only about a third of a season during 1997.  Their expenditures were as follows:

Management/Marketing	$12,657.70
Dive/Boat Recovery Activities	$46,943.09
Conservation of Artifacts	$41.79
Professional Fees	$6,904.63
TOTAL	$66,547.21

Competition and Barriers to Entry

With the passage by the U.S. Congress of The Abandoned Shipwreck Act in 1988, (43 U.S.C. §§ 2101-2106) (2006), all shipwrecks discovered in a state's waters after that date become the property of that state. We believe the Tulco shipwreck was the last one to go through Federal Admiralty Court before the law was changed. Since then we are unaware of any other shipwrecks in any state’s waters whose rights of ownership, with the freedom to salvage and keep the treasure found, have been granted to private individuals.

Patents and Trademarks

None.

Employment Agreements

We currently have no agreements with our Employees. [that is correct]

Description of Property

[Seafarer is currently located at 100 2nd Avenue South, STE 104N, St. Petersburg, FL 33701.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

Market for Common Equity, Related Stockholder Matters and Small Business Issuer Purchase of Equity Securities

The trading price of the common stock is likely to be highly volatile and could be subject to wide fluctuations in response to factors such as actual or anticipated variations in quarterly operating results, announcements of technological innovations, new discoveries by us, changes in the laws governing  exploration and salvage of shipwrecks, announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments, additions or departures of key personnel, sales of common stock and other events or factors, many of which are beyond our control. These broad market and industry factors may materially adversely affect the market price of the common stock, regardless of our operating performance.

Consequently, future announcements concerning us or our competitors, litigation, or public concerns as to the commercial value of one or more of our discoveries or acquisitions may cause the market price of our common stock to fluctuate substantially for reasons which may be unrelated to operating results.  These fluctuations, as well as general economic, political and market conditions, may have a material adverse effect on the market price of our common stock.

At the present time we have no outstanding options or warrants to purchase securities convertible into common stock.

Cash dividends have not been paid. In the near future, we intend to retain any earnings to finance the development of our business from being a development stage company to a fully operational company. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. The declaration and payment of cash dividends by us are subject to the discretion of our board of directors. Any future determination to pay cash dividends will depend on our results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant at the time by the board of directors. We are not currently subject to any contractual arrangements that restrict our ability to pay cash dividends.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us on which to base an evaluation of our performance. We are in a start-up (development) stage and has generated no revenues.  We cannot guarantee that they will be successful in its business operations.  Our business is subject to all the risks inherent in the establishment of a new business enterprise, including but not limited to, limited capital resources, lack of management skills, lack of sufficient knowledge of the industry, and lack of available permits for recovery from shipwrecks.

We are seeking equity financing to provide the capital required to acquire the vessel and to execute our first subcontract for recovery operations.

We have no assurance that future financing will be available to us on acceptable terms.  If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations.  Equity financing could result in dilution to existing and future shareholders.

Seafarer Exploration, Inc. Results of Operations

Results of Operations

Since inception to April 30, 2007, Seafarer hired legal consultants and paid salaries.  Seafarers loss since inception is $5,294 of which $2,000 was for professional fees in connection with an offering, $3,000 was for salaries, and $294 was for office and general costs.

Liquidity and Capital Resources

As of April 30, 2007 Seafarers total current assets were $1,899, which consisted of $1,899 in cash.  Seafarer had liabilities of $2,000 and our total stockholder deficit is ($101).  These figures do not take into consideration the May 8, 2007 purchase of 5,000,000 shares of our stock by Am-Asia Consulting, Inc.

As of July 31, 2007, Seafarer has sold a total of 10,000,000 shares under Section 4(2) of the Securities Act of 1933.

Off Balance Sheet Arrangements

We have no off balance sheet arrangements, obligations under any guarantee contracts or contingent obligations. We also have no other commitments.

Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

Organetix, Inc. Results of Operations

Results of Operations

For the quarter ending March 31, 2008, the Company reported no revenues.  For the comparable year ago period, ending March 31, 2007, the Company reported no revenues as well.  During both periods the Company has existed as a shell Company, with no significant operations.

For the quarter ending March 31, 2008, the Company reported no expenditures of Research & Development ("R & D").  For the comparable year ago period, ending March 31, 2007, the Company spent $204,000 on R & D activities.  The reason for the decrease is that the Company invested $204,000 into ADAO Telecom, Inc. ("ADAO"), during the first quarter of 2007.  In January of 2007, Organetix, Inc. entered into a definitive agreement to acquire Florida based privately held ADAO.  This definitive agreement was amicably terminated in early July 2007.  In total the Company invested $279,000 into ADAO, for which it received consideration in terms of a 7.5% convertible promissory note for $279,000 with interest accruing beginning on August 01, 2007.  In the event ADAO is unable to repay the note within 12 months, the note will convert on July 31, 2008 into 12.5% of the outstanding common shares of ADAO.

Selling, General, and Administrative Costs ("SG&A") consist of expenses for management, consultants, administrative personnel, legal, accounting, marketing, and depreciation & amortization of intangible assets. For the quarter ending March 31, 2008, the SG&A expense was $1,087,816 compared with $264,373 the quarter ending March 31, 2007.  This represents an increase of 411% from the prior compared period.  The main expenses were consulting fees of $834,710 and professional fees (legal & accounting) of $213,460.  The vast majority of those expenses were paid in the form of restricted common stock.  The primary reasons for these increases in SG&A were the necessities of legal, accounting, and consulting services to help the Company survive as a going concern.

During the quarter ending March 31, 2008, the Company invested $91,500 into Seafarer Exploration, Inc. ("Seafarer") as a lock up fee.  On December 17, 2007, Organetix, Inc. signed a Letter of Intent ("LOI") to acquire St. Petersburg, Florida based Seafarer, which is engaged in the exploration and salvaging of shipwrecks off the Floridian coast.

Liquidity and Capital Resources

Other components of the Company’s working capital and changes therein are discussed as follows:

As of March 31, 2008, the Company reported no cash on its balance sheet.  In order to continue as a going concern, the Company will be required to secure additional funding moving forward.  There are no guarantees that the Company will be able to secure any new funding and the terms of any future financing may be burdensome to shareholders.

For the quarter ending March 31, 2008, the Company reported total current assets of $493,989 and total current liabilities of $93,175.  Since inception (through the period ending March 31, 2008), the Company has accumulated a paid in capital deficit of $7,774,490.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity or capital expenditures.

RISK FACTORS

You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled “Information Regarding Forward Looking Statements.” The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently believes are immaterial may also impair our business operations. If any of the following risks actually occur, the Company’s businesses, financial condition or results of operations could be materially adversely affected, the value of the common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Operations

We Have a Limited Operating History, and There Is No Assurance Our Future Operations Will Result In Profitable Revenues.

Seafarer was incorporated on February 16, 2007, and we have not begun revenue producing operations.  We have no operating history upon which an evaluation of our future success or failure can be made.  Our net loss since inception is $5,294.  Our ability to achieve and maintain profitability and positive cash flow will be dependent upon:

•	Our ability to obtain equipment necessary for our specialized recovery operations;
•	Our ability to generate revenues through the sale of artifacts and cargo recovered, if any, during our operations;
•	The ability of management to negotiate for the rights to additional sunken shipwrecks;
•	The ability of management to negotiate the profitable sale of recovered artifacts and cargo should any be found.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating sufficient revenues to cover our expenses.  We cannot guarantee that we will be successful in generating revenues in the future.  Failure to generate sufficient revenues will cause us to go out of business.

We May Need To Obtain Additional Financing Which May Not Be Available, Which Could Cause Us To Cease Operations.

While we believe we will have enough capital for approximately one year, we may likely require additional financing in the future to support our operations and any expansion plans may result in additional dilution to shareholders.  There can be no assurances given that such financing will be available in the amounts required or, if available, that such financing may be obtained on terms satisfactory to us.  Further, if additional financing is not available on acceptable terms, we may be forced to curtail our operations, which could have a material adverse effect on our business and financial results.  Furthermore, additional equity or debt financing could give rise to any or all of the following:

•	Additional dilution to our current stockholders;
•	The issuance of securities with rights, preferences or privileges senior to those of the existing holders of our common stock; and
•	The issuance of securities with covenants imposing restrictions on our operations.

Our Operating Results Are Not Predictable.

Our future operating results are not predictable and will fluctuate significantly due to factors which are outside our control.  Factors that may cause our operating results to fluctuate significantly include the following:

•	Our ability to generate enough working capital from future equity sales;
•	Our ability to attract and retain employees who can perform the specific tasks that will be required;
•	General economic conditions for sale of the artifacts and cargo that we may recover, if any;
•	The amount and timing of operating costs, capital expenditures, and future expansion of our business, operations, and infrastructure; and
•	Management’s ability to locate future shipwrecks for the salvage of artifacts and cargo.

Our Management Has Limited Time To Devote To The Operations Of Our Company.

Our other management personnel have limited time to devote to our company and its operations.  Since we are a development stage company it will be difficult for us to become fully operational and generate sufficient revenues to sustain operations in the future without Management involvement.  Any investment made in our company is at risk and you should invest only if you are able to lose your entire investment.

There Is No Market For The Services We Can Offer To Businesses At Large.

Our services are not in demand.  The business climate for companies that locate and recover artifacts and cargo is virtually non-existent.  We cannot assure you that we will be able to commence operations due to the lack of a need for our services.  There is an extreme risk that any investment in our operation will result in the loss of all of your investment.

Government Regulation Directly Affects How And Where We Can Operate, If At All.

There are strict federal, state and international laws that govern our type of operations.  There is no assurance that we will be able to procure permits from governing bodies to begin operations.  The risk is high that even if we begin operations government regulations will be so strict that any recovery of artifacts and cargo will be near impossible and any investment made in our company will be lost.

Weather Conditions Play A Key Role In Our Operations.

Due to the nature of our business operating in waters that are susceptible to atmospheric conditions, our operations can be adversely affected at any time by changes in both weather patterns and daily weather conditions.  Adverse weather conditions, during our peak operating period from March to October, may force us to cease recovery operations until the weather improves.  Time lost to weather conditions causes us to expend funds with no chance of generating revenue and further impairs our ability to be profitable.

We Must Purchase The Rights To Recovery From Any Sunken Shipwrecks.

We must purchase the rights to any shipwrecks that we may want to search for artifacts and cargo.  Any available permits are expensive and we may not be able to obtain such rights on terms suitable for our company.  If we cannot obtain such rights any investment in our company will become extremely illiquid.

There Is No Guarantee That Artifacts And Cargo Are Still With The Sunken Shipwrecks.

Since the shipwrecks we seek to recover from may be over 400 years old, there is no guarantee that any artifacts and cargo are still with the wrecks and are recoverable.  Absent any recoverable items that can be sold profitably, investment in our company is highly speculative and you must be able to sustain the loss of your entire investment.

A Crew Experienced in Recovery Operations or Salvage Operations is Critical to Our Success.

Finding a crew with the appropriate SCUBA certification and experience in the recovery of artifacts and cargo or in salvage operations is critical to our success.  Without qualified personnel to perform underwater to search, recovery, and maintain the environment according to government regulations, we will not be able to proceed with our plan of operation.  If we are not able to secure a qualified crew, your investment will be at risk to have no return and you may lose all or a part of your investment.

Risks Related to Our Securities

Our common stock is subject to the “Penny Stock” rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted Rule 3a51-1 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires the broker or dealer to approve a person’s account for transactions in penny stocks and dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which sets forth the basis on which the broker or dealer made the suitability determination and receive a signed agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Unforeseen Events and Risks.

While the Company is attempting to disclose all of the potential risks associated with an investment in the Company, there can be no assurance that all of the risks are visible to management.  Events occurring in the future may be additional risks to an investment in the Company which are currently unforeseen.

Item 5.01  Changes in Control of Registrant.Executive Officers and Directors

The following table sets forth the names, ages and positions of our current directors and executive officers as well as our officer and director nominees following the acquisition of Seafarer Exploration, Inc.:

Name	Age	Offices Held
Kyle Kennedy	47	CEO/Chairman of the Board
James Alexander	70	President/Director
Chris Gilcher	38	Chief Financial Officer
Mary Pecoraro	42	Secretary
Pelle Ojasu	38	Director

Resigning Officer & Director

Mr. Seth Shaw, Former Chairman of the Board, President & CEO & Secretary

In April of 2005, Mr. Shaw founded Novastar Resources Ltd. to focus on the acquisition of thorium properties, with the vision of the metal thorium being utilized as a more efficient, non-proliferative source of nuclear fuel, at a future point. Mr. Shaw assisted the Corporation in raising capital and was instrumental in the successful completion of the merger between Novastar Resources and Thorium Power. Mr. Shaw was retained as the Director of Strategic Planning to maintain Institutional Investor Relations for the firm until April 2007. He remains as a consultant to the company at the present time. Since March 2007 Mr. Shaw has also held a position at Uni-Pixel, Inc., handling institutional investor relations. In this capacity, he has assisted management in enhancing market awareness with top tier institutional investors. Previously Mr. Shaw helped form the biotechnology startup, Physician Therapeutics, LLC, in early 2004. He served as Interim Chief Financial Officer for more than one year, arranging the company's initial financing and assisting in the structuring and negotiation of joint ventures. That Company was subsequently acquired by Targeted Medical Pharma. Mr. Shaw graduated from Cornell University in 2003 with a bachelor's degree in Policy Analysis Management and a concentration in Econometrics. Mr. Shaw sits on the boards of the Cypress Fund for World Peace and Security in Washington, D.C. and the Jewish Community Center ("JCC") in Dutchess County, New York.

In connection with the Agreement, Mr. Shaw resigned as the sole officer and director of the Company. There were no disagreements between Mr. Shaw and the Company leading to Mr. Shaw’s resignation.

Newly Appointed Directors and Executive Officers

Kyle Kennedy, CEO/ Chairman of the Board

In 2001, Mr. Kennedy was a founder of the Spartan Group Holdings, Inc., a group of companies offering security sales and trading, investment banking, business solutions in the form of group and executive benefits, payroll processing, and human resources outsourcing.  In 2003, Mr. Kennedy was also one of the founders of Island Stock Transfer, a securities transfer and processing company with whom he is still associated.

Prior experience includes:  August 1995 to Present – President of Kennedy and Associates, Business Consultants; March 1998 to December 1998 – Vice President Corporate Finance, Palm State Equities, Inc.; January 1999 to September 1999 – Vice President Investment Banking, 1st American Investment Banking; September 1999 to May 2000 – President and Chief Executive Officer (“CEO”), Nowtrade Corp.

Mr. Kennedy is a senior financial executive, CEO, and President, with over 28 years experience in the brokerage business. He has held the following licenses:  Series 3,4,7,52,63, 24 and 55.   He created, built and co-managed over $400 million in assets in money management with specific focus in equity analysis.

Mr. Kennedy’s public company experience includes his position as Executive Vice President and ultimately, acting President, of a public holding company with four diverse operations entities. He performed the day to day operations of the company and management. He was directly responsible for the turnaround of this complex, diverse holding company and successfully developed and implemented a creditor workout plan negotiating with over 100 creditors, collection agencies, and attorneys.

James Alexander, President/Director

Mr. Alexander was Chief Executive Officer of World Am from February 18, 2000 until November 2005.  He joined Seafarer Exploration, Inc. on February 20, 2007.  Mr. Alexander was the founder of Isotec, Inc. a company that engaged in the design, manufacture and installation of access control portals for the security markets involving weapons detection and asset protection, personnel and material, control for federal and state government, financial institutions, and business/commercial applications.

In 1992, Mr. Alexander founded T.D.I., Inc. and has been its President until November 2005.  T.D.I., Inc. was engaged in the sales and marketing of security products, consulting, fund raising, acquisition and mergers of established and start-up hi-technology firms.  From 1992 through 1997 he was a member of the Board of Advisors, General Manager and Chief Operating Officer of Zykronix, Inc., a company that designs and produces some of the world’s smallest computers for industrial and commercial markets.  As Chief Operating Officer of that company from 1995 through 1997, he was responsible for restructure of the organization and all business activities, including profit and loss statements, production, sales and marketing, contracts, materials, and finance and administration.

Mr. Alexander also founded a privately-owned corporation engaged in “corporate engineering” consulting with entrepreneurial ventures and emerging business operations during the period of 1986 through 1992.  Prior to that, he founded Energy Sciences, Inc., a leader in the development and manufacture of Wind Generation equipment and the installation, operation, and maintenance of Wind Farms in the USA.  Mr. Alexander also spent 14 years with Rockwell International at Cape Kennedy as a member of the staff of the Vice President/General Manager in the capacity of Chief Negotiator/Prime Administrator of the Apollo and Saturn programs.

Chris Gilcher, Chief Financial Officer

Mr. Gilcher has worked with emerging growth companies in the areas of business and strategic planning, corporate finance, technology transfer and corporate development.  Mr. Gilcher has been the President of Paladin Corporate Resources, Inc. since November of 2003.  He co-founded a technology transfer and commercialization firm and was a director of the firm and its Chief Financial Officer from November 2005 to July 2007.

Mr. Gilcher holds an M.B.A. and a B.S. in Finance from the University of South Florida

Mary Pecoraro, Secretary

Mrs. Pecoraro was the Administrative Officer/Executive Assistant for Renewable Energy Resources, Inc. (formerly Internal Hydro International, Inc.), an alternative energy company, since the inception of its predecessor company Internal Command International, Inc., in January 2001.  She was appointed Secretary to the company by the Board of Directors in January 2006.  She was responsible for the record keeping and issuances of all stock transactions within the company.  Mrs. Pecoraro managed the financials on a daily basis and assisted in the budget planning.  She played an integral role in assisting the CEO and CFO with the public filings of the company.

Mrs. Pecoraro resigned as Secretary of Internal Hydro International, Inc. in April 2007 when she and her husband opened Regent Machine Products, Inc., a privately owned machine shop.  Mrs. Pecoraro joined Seafarer Exploration, Inc. on April 21, 2008 and brings with her many years of experience in the field of working and managing an administrative/executive office.

Pelle Ojasu, Director

Pelle Ojasu is an entrepreneur and an active investor.  Mr. Ojasu has been the managing member of Gateline, LLC since December of 2006.  Gateline, LLC is a global shipping and logistics company.  Mr. Ojasu has also been the principal of Speedwell Trade, Inc., a Swedish company, since January of 1997.  Speedwell Trade, Inc. is an export company to Europe.

Executive Compensation

Organetix, Inc.

Our executive officers have not received any compensation since the date of our incorporation, and we did not accrue any compensation.

Seafarer Exploration, Inc.

Our President received annual compensation of $30,000 in 2007.  A one time bonus  of $25,000 was also paid to an Executive Officer.  Our Chief Operating Officer received annual compensation of $8,000 in 2007.

Equity Compensation Plans

None.

Compensation of Directors

We do not compensate our directors for their time spent on our behalf, but they are entitled to receive reimbursement for all out of pocket expenses incurred for attendance at our Board of Directors meetings.

Pension and Retirement Plans

Currently, we do not offer any annuity, pension or retirement benefits to be paid to any of our officers, directors or employees. There are also no compensatory plans or arrangements with respect to any individual named above which results or will result from the resignation, retirement or any other termination of employment with our company, or from a change in our control.

Employment Agreements

We do not have any written employment agreements.

Audit Committee

We do not have an audit committee that is comprised of any independent director. As a company with less than $100,000 in revenue we rely on our Director and President, James Alexander, for our audit committee financial expert as defined in Item 401(e) of Regulation S-B promulgated under the Securities Act. Our Board of Directors acts as our audit committee. The Board has determined that the relationship of Mr. Alexander as both our Director and our audit committee financial expert is not detrimental to the Company. Mr. Alexander has a complete understanding of GAAP and financial statements; the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves in a fair and impartial manner; has experience analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to or exceed the breadth and complexity of issues that can reasonably be expected to be raised by the small business issuer’s financial statements; an understanding of internal control over financial reporting; and an understanding of audit committee functions. Mr. Alexander has gained this expertise through his formal education and experience. He has specific experience coordinating the financials of a company with public accountants with respect to the preparation, auditing or evaluation of the company’s financial statements.

Certain Relationships and Related Transactions

To the best of our knowledge there are no transactions involving any director, executive officer, or any security holder who is a beneficial owner or any member of the immediate family of the officers and directors.

Item 3.02  Unregistered Sales of Equity Securities.

See Item 2.01.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See Item 2.01.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

See Item 2.01

Item 9.01  Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Report of Independent Registered Public Accounting Firm

Seafarer Balance Sheets as of January 31, 2008 and April 30, 2007

Seafarer Statements of Operations for the Nine Months Ended January 31, 2008 (Unaudited) and From Inception (February 15, 2007) Through April 30, 2007 and Cumulative Period From Inception (February 15, 2007) Through January 31, 2008

Seafarer Statements of Changes in Stockholders' Equity (Deficit) from inception (February 15, 2007) Through April 30, 2007 and the Nine Months Ended January 31, 2008 (Unaudited) and Cumulative Period From Inception (February 15, 2007) Through January 31, 2008

Seafarer Statements of Cash Flows for the Nine Months Ended January 31, 2008 (Unaudited) and From Inception (February 15, 2007 Through April 30, 2007 and Cumulative Period From Inception (February 15, 2007) Through January 31, 2008

Seafarer Notes to Financial Statements

(b) Pro forma financial information.

Seafarer Pro forma Consolidated Financial Statements

Pro forma Consolidated Balance Sheet

Pro forma Consolidated Statements of Operations

Notes to Pro forma Consolidated Financial Statements

(c) Exhibits

Exhibit Number	Description
3.1
Amended and Restated Certificate of Incorporation of Organetix, Inc. (incorporated by reference to Organetix, Inc.’s Schedule 14C Definitive Information Statement filed with the Commission on May 6, 2008.

4.1	Form of Share Exchange Agreement dated June 4, 2008 by and among Organetix, Inc., Seafarer Exploration, Inc. and each of the shareholders of Seafarer Exploration.
10.1	Form of Agreement by and between Tulco Resources, Ltd., and Seafarer Explorations, Inc. dated February 2007

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANETIX, INC.

Date: June 10, 2008	/s/ Kyle Kennedy
Name: Kyle Kennedy
Title: Chief Executive Officer

FINANCIAL STATEMENTS

TABLE OF CONTENTS

For the Period From Inception (February 15, 2007) Through April 30, 2007
and for the Nine Months Ended January 31, 2008 (Unaudited)
and Cumulative Period From Inception (February 15, 2007)
Through January 31, 2008

Table of Contents

Page

Report of Independent Registered Public Accounting Firm	18

Balance Sheets as of January 31, 2008 (Unaudited) and April 30, 2007	19

Statements of Operations for the Nine Months Ended January 31, 2008 (Unaudited) and From Inception (February 15, 2007) Through April 30, 2007 and Cumulative Period From Inception (February 15, 2007) Through January 31, 2008	20

Statements of Changes in Stockholders' Equity (Deficit) from inception (February 15, 2007) Through April 30, 2007 and the Nine Months Ended January 31, 2008 (Unaudited) and Cumulative Period From Inception (February 15, 2007) Through January 31, 2008	21

Statements of Cash Flows for the Nine Months Ended January 31, 2008 (Unaudited) and From Inception (February 15, 2007 Through April 30, 2007 and Cumulative Period From Inception (February 15, 2007) Through January 31, 2008	22

Notes to Financial Statements	23 - 27

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Seafarer Explorations, Inc.

We have audited the accompanying balance sheet of Seafarer Explorations, Inc. at April 30, 2007, and the related statements of operations, changes in stockholders' deficit, and cash flows for the period from inception (February 15, 2007) through April 30, 2007.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Seafarer Explorations, Inc. at April 30, 2007, and the results of its operations and its cash flows for the period from inception (February 15, 2007) through April 30, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has generated losses from operations and has a working capital deficit of $101 at April 30, 2007, which together raises substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 2.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

KBL, LLP
Tampa, Florida
June 13, 2007

SEAFARER EXPLORATIONS, INC.
(A Development Stage Company)
Balance Sheet
As of January 31, 2008 (Unaudited)
and April 30, 2007

	January 31, 2008	April 30, 2007
	(Unaudited)
Assets
Current Assets
Cash	$47,596	$1,899
Restricted cash	46,500
Total Current Assets	94,096	1,899

Fixed Assets
Equipment	325,000
Accumulated depreciation	(16,250)
Total Fixed Assets	308,750	0

Total Assets	$402.846	$1,899

Liabilities & Stockholders’ Equity Liabilities
Current Liabilities
Accounts payable	$2,593	$2,000
Accrued expenses	595
Advance payment Organetix	46,500
Due to shareholder	100
Notes payable	64,000
Total Current Liabilities	113,788	2,000

Total Liabilities	113,788	2,000

Stockholders' Equity
Common stock
Authorized 500,000,000 shares, par value $.001
5,000,000 shares issued through April 30, 2007
14,690,000 shares issued through January 31, 2008	14,690	5,000
Additional paid in capital	464,503	193

Subscriptions receivable	(91,000)
Retained earnings	(99,135)	(5,294)
Total Stockholders' Equity	289,058	(101)

Total Liabilities & Equity	$402,846	$1,899

See Accompanying Notes to Financial Statements

SEAFARER EXPLORATIONS, INC.
(A Development Stage Company)
Statement of Operations
For The Nine Months Ended January 31, 2008 (Unaudited)
and For The Period From Inception (February 15, 2007) Through April 30, 2007
and Cumulative Period From Inception (February 15, 2007) Through January 31, 2008

	May 1, 2007 Through January 31, 2008	For the Period from February 15, 2007 to April 30, 2007	Cumulative for the Period from February 15, 2007 (Inception) to January 31, 2008
	(Unaudited)		(Unaudited)
Revenue	$0	$0	$0

General & administrative expenses:
Accounting	7,500		7,500
Bank service charges	593		593
Consulting	17,006		17,006
Contractor salaries	35,600	3,000	38,600
Depreciation	16,250		16,250
Entertainment & meals	2,596		2,596
Legal	10,077	2,000	12,077
Licenses and permits	1,775		1,775
Office	339	294	633
Rent	369		369
Supplies	698		698
Travel	2,090		2,090
Total Expense	94,893	5,294	100,187

Net Operating Income	(95,993)	(5,294)	(101,287)

Other Income/Expense
Interest income	2,152	0	2,152
Interest expense	1,100	0	1,100
Total Other Income	3,252	0	3,252

Net Income	$(93,841)	$(5,294)	$(99,135)

Loss per share basic and diluted	$(0.00)	$(0.00)

Weighted average shares outstanding basic and diluted	11,258,885	1,351,351

See Accompanying Notes to Financial Statements

SEAFARER EXPLORATIONS, INC.
(A Development Stage Company)
Statement of Changes in Stockholders’ Equity (Deficit)
For The Nine Months Ended January 31, 2008 (Unaudited)
and For The Period From Inception (February 15, 2007) Through April 30, 2007

					Deficit
					Accumulated
					During
	Common Stock		Paid-In	Subscriptions	Development
	Shares	Amount	Capital	Receivable	Stage	Total
Balance as of Date of
Inception (February 15, 2007)	0	0	0	0	0	0

Common stock issued for cash	5,000,000	$5,000	$193	$0	$0	$5,193

Net loss					(5,294)	(5,294)

Balance as of April 30, 2007	5,000,000	5,000	193	0	(5,294)	(101)

Common stock issued for cash	5,000,000	5,000				5,000

Common stock issued per subscription agreements	4,690,000	4,690	464,310			469,000

Subscriptions receivable				(91,000)		(91,000)

Net loss					(93,841)	(93,841)

Balance as of January 31, 2008
(Unaudited)	14,690,000	$14,690	$464,503	(91,000)	(99,135)	$289,058

See Accompanying Note to Financial Statements

SEAFARER EXPLORATIONS, INC.
(A Development Stage Company)
Statement of Cash Flows
For The Nine Months Ended January 31, 2008 (Unaudited)
and For The Period From Inception (February 15, 2007) Through April 30, 2007
and Cumulative Period From Inception (February 15, 2007) Through January 31, 2008

	May 1, 2007 Through January 31, 2008	For the Period from February 15, 2007 to April 30, 2007	Cumulative for the Period from February 15, 2007 (Inception) to January 31, 2008
Operating Activities
Net Income	$(93,841)	$(5,294)	$(99,135)
Depreciation	16,250	0	16,250
Adjustments to reconcile net income to net cash provided by operations:
Accounts payable	593	2,000	2,593
Accrued expenses	595		595
Deposit on Organetix	46,500		46,500
Due to shareholder	100		100
Net cash provided by Operating Activities	(29,803)	(3,294)	(33,097)

Investing Activities
Purchase of equipment	(325,000)	0	(325,000)

Net cash provided by investing activities	(325,000)	0	(325,000)

Financing Activities
Common Stock from Subscription Agreements	4,690		4,690
Subscriptions Receivable	(91,000)		(91,000)
Common Stock issued for cash	5,000	5,000	10,000
Notes Payable	64,000		64,000
Additional Paid in Capital	464,310	193	464,503
Net cash provided by Financing Activities	447,000	5,193	452,193

Net cash increase for period	92,197	1,899	94,096

Cash at beginning of period	1,899	0	0
Cash at end of period	$94,096	$1,899	$94,096

Supplemental Disclosure
Interest	$1,100	$0	$1,100
Income tax	$0	$0	$0

See Accompanying Note to Financial Statements

SEAFARER EXPLORATIONS, INC.
(A Development Stage Company)
Notes to Financial Statements
For The Nine Months Ended January 31, 2008 (Unaudited)
and For The Period From Inception (February 15, 2007) Through April 30, 2007
and Cumulative Period From Inception (February 15, 2007) Through January 31, 2008

NOTE 1 – ORGANIZATION AND SUMMARY OF ACCOUNTING POLICIES

Business

Seafarer Explorations, Inc. (the Company) was incorporated under the laws of the State of Florida on February 15, 2007.

The Company's principal business plan is to discover and recover historical ship-wrecks in the Caribbean Basin. The initial objective is to mount an operation to recover historical marine artifacts and cargo from a documented sunken Spanish Galleon off the coast of Florida.  The Company has not yet commenced active operations or generated significant revenues, and is therefore considered a development stage company

Basis of Presentation

The statements were prepared following generally accepted accounting principles of the United States of America consistently applied.

Fiscal Year

The Company operates on an April 30th fiscal year end.

Revenue Recognition

On March 7, 2007, the Company entered into a joint venture agreement with Tulco Resources, Ltd., (“Tulco”), whereby Tulco has agreed to grant to the Company the exclusive right to explore, locate, identify,  and salvage old shipwreck remains the vicinity of Juno Beach, Florida.

The Company will recognize revenue from sales of the artifacts, coins, jewels, etc. recovered, subsequent to division of such items between the State of Florida (20%) and the remaining amount divided equally between the Company and Tulco in accordance with the joint venture agreement.

Cash and Cash Equivalents

For  the  purpose  of  the  statement  of  cash  flows,  cash  equivalents  include  all  highly  liquid investments with maturity of three months or less.

Fixed Assets

Property and equipment are stated at cost.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets.  Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized.  Expenditures for maintenance and repairs are charged to expense as incurred.

Use of Estimates

The Company prepares its financial statements using United States generally accepted accounting principles (GAAP), which require management to make estimates and assumptions that affect reported amounts and disclosures.  Actual results could differ from those estimates.

Examples of significant estimates include the allowance for doubtful accounts, the recoverability of plant, property and equipment, intangible assets and other long-lived assets and valuation allowances on tax assets.

SEAFARER EXPLORATIONS, INC.
(A Development Stage Company)
Notes to Financial Statements
For The Nine Months Ended January 31, 2008 (Unaudited)
and For The Period From Inception (February 15, 2007) Through April 30, 2007
and Cumulative Period From Inception (February 15, 2007) Through January 31, 2008

NOTE 1 – ORGANIZATION AND SUMMARY OF ACCOUNTING POLICIES – (CONTINUED)

Advertising

There were no advertising or marketing costs incurred during the year.  It will be the Company’s policy to expense such costs as they are incurred.

Loss per Share

The Company has adopted the provision of Statement of Financial Accounting Standards (SFAS) No. 128, Earnings Per Share.  SFAS No. 128 eliminates the presentation of primary and fully dilutive loss per share and requires presentation of the basic and diluted loss per share.  Basic loss per share is computed by dividing loss available to common stockholders by the weighted-average number of common shares outstanding for the period.  Diluted loss per share is based on the weighted-average number of shares of common stock and common stock equivalents outstanding for the period.

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid during the periods shown.

Stock Based Compensation

Effective January 1, 2006, the Company adopted SFAS No. 123(R), Share-Based Payments, utilizing the modified prospective method.  SFAS No. 123(R) requires the measurement of stock-based compensation expense based on the fair value of the award on the date of grant.  Under the modified prospective method, the provisions of SFAS No. 123(R) apply to all awards granted or modified after the date of adoption.  The Company will expense stock options and warrants in accordance with SFAS No. 123(R), Share-Based Payments.  The Company has not implemented a stock based compensation plan as of the date of this report, and therefore, has no stock compensation was paid during the period.

Income Taxes

The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes.  Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

Financial Instruments

The estimated fair values of financial instruments are based on the relevant market prices and information available.  These fair value estimates are not indicative of the amounts that the Company might receive or incur in actual market transactions.  The carrying values of cash and cash equivalents and accounts payable approximate their fair values due to the relatively short periods to maturity of these financial instruments.

SEAFARER EXPLORATIONS, INC.
(A Development Stage Company)
Notes to Financial Statements
For The Nine Months Ended January 31, 2008 (Unaudited)
and For The Period From Inception (February 15, 2007) Through April 30, 2007
and Cumulative Period From Inception (February 15, 2007) Through January 31, 2008

NOTE 1 – ORGANIZATION AND SUMMARY OF ACCOUNTING POLICIES – (CONTINUED)

Recently Issued Accounting Pronouncements

SFAS No. 157, Fair Value Measurements, issued in September 2006, establishes a formal framework for measuring fair value and expands disclosure of fair value under generally accepted accounting principles.  It defines and codifies the many definitions of fair value included among various other authoritative literature, clarifies and, in some instances, expands on the guidance for implementing fair value measurements, and increases the level of disclosure required for fair value measurements.  Although SFAS No. 157 applies to and amends the provisions of existing FASB and AICPA pronouncements, it does not, of itself, require any new fair value measurements, nor does it establish valuation standards.  SFAS No. 157 applies to all other accounting pronouncements requiring or permitting fair value measurements, except for: SFAS No. 123(R), share-based payment and related pronouncements, the practicability exceptions to fair value determinations allowed by various other authoritative pronouncements, and AICPA Statements of Position 97-2 and 98-9 that deal with software revenue recognition.  This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

In September 2006, the FASB issued Statement No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — An Amendment of FASB Statements No. 87, 88, 106, and 132R (“SFAS 158”). SFAS 158 requires a plan sponsor to (a) recognize in its statement of financial position an asset for a plan’s overfunded status or a liability for a plan’s underfunded status; (b) measure a plan’s assets and its obligations that determine its funded status as of the end of the employer’s fiscal year; and (c) recognize changes in the funded status of a defined benefit postretirement plan in the year in which the changes occur. Such changes will be reported in comprehensive income. Information relating to the defined benefit pension and postretirement health and life plans are provided in Note 12. The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year end statement of financial position is effective for fiscal years ending after December 15, 2008. The Company does not believe the implementation of the guidance in SFAS No. 158 will have a material impact on the Company’s financial statements.

In October 2006, the SEC issued Staff Accounting Bulletin (‘SAB”) No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements. SAB 108 provides guidance to registrants in evaluating and quantifying financial statement misstatements. SAB 108 became effective for the Company as of February 3, 2007, and did not have a significant impact on the Company’s financial position or results from operations, either by restating previously issued financial statements or by adjusting retained earnings as of the beginning of fiscal 2006. The Company does not believe the implementation of the guidance in SAB 108 will have a material impact on the Company’s financial statements.

In February 2007, the Financial Accounting Standards Board issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an Amendment of FASB Statement No. 115, (“SFAS No. 159”). SFAS No. 159 allows companies the choice to measure many financial instruments and certain other items at fair value. This gives a company the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. We are currently reviewing the impact of SFAS No. 159 on our Consolidated Financial Statements.

In December 2007, the FASB issued FASB Statement No. 160, “Non-controlling Interests in Consolidated Financial Statements” — An Amendment of ARB No. 51. Statement 160 establishes new accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. Statement 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited.  The Company does not believe the implementation of the guidance in SFAS No. 160 will have a material impact on the Company’s financial statements..

SEAFARER EXPLORATIONS, INC.
(A Development Stage Company)
Notes to Financial Statements
For The Nine Months Ended January 31, 2008 (Unaudited)
and For The Period From Inception (February 15, 2007) Through April 30, 2007
and Cumulative Period From Inception (February 15, 2007) Through January 31, 2008

NOTE 1 – ORGANIZATION AND SUMMARY OF ACCOUNTING POLICIES – (CONTINUED)

Recently Issued Accounting Pronouncements (Continued)

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141 (Revised 2007) (“SFAS No. 141R”), Business Combinations. SFAS No. 141(R) will change accounting for business combinations. Under SFAS No. 141(R), an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS No. 141(R) also will change the accounting treatment and disclosures for certain specific items in a business combination. SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 31, 2008.  The Company does not believe the implementation of the guidance in SFAS No. 141(R) will have a material impact on the Company’s financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133” (“FAS 161”). FAS 161 changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. The guidance in FAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. This Statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption. The Company does not believe the adoption of FAS 161 will have an effect on our Consolidated Financial Statements.

Several other new accounting standards became effective during the periods presented or will be effective subsequent to April 18, 2008.  None of these new standards had or is expected to have a significant impact on the Company ..

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the company will continue as a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  This raises substantial doubt about the Company's ability to continue as a going concern.  The financial statements do not include any adjustments that might result from this uncertainty.

In order to continue as a going concern, the Company will need, among other things, additional capital resources.  Management's plans to obtain such resources include receiving an estimated $531,000 in net proceeds from the offering in Note 3.

NOTE 3 – STOCKHOLDERS’ EQUITY

Common Stock

The Company has 500,000,000 common shares authorized at a $0.001 par value per share and one class of blank-check preferred stock that can be issued at the discretion of the Company’s board of directors.

SEAFARER EXPLORATIONS, INC.
(A Development Stage Company)
Notes to Financial Statements
For The Nine Months Ended January 31, 2008 (Unaudited)
and For The Period From Inception (February 15, 2007) Through April 30, 2007
and Cumulative Period From Inception (February 15, 2007) Through January 31, 2008

NOTE 3 – STOCKHOLDERS' EQUITY

Common Stock (continued)

On April 10, 2007 the Company issued 5,000,000 common shares at $0.001 per share to Credo Argentarious, LLC in exchange for $5,193.

On May 1, 2007, the Company issued 5,000,000 common shares at $0.001 per share to Am Asia, Inc. in exchange for $5,000.

Private Offering Memorandum

On July 31, 2007, the Company began offering 10,000,000 common shares at $0.10 per share in a private offering memorandum.  The shares are offered on a direct basis through the Company officers and directors.  At this point no shares have been offered through a USA based broker-dealer and no commissions have been or are expected to be paid.  As of January 31, 2008, 4,690,000 shares have been sold for $469,000 through private placement subscription agreements.  The Company intends to sell the remaining shares and raise an additional $531,000, the allowed maximum under the agreement.

NOTE 4 – INCOME TAXES

As of January 31, 2008, the Company had a net operating loss carryforward of approximately $99,135.  SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.  At January 31, 2008, a valuation allowance for the full amount of the deferred tax asset was recorded because of operating losses incurred and it being more likely than not that the uncertainties as to the amount of taxable income that would be generated in the future years.  In addition, the utilization of such net operating losses is subject to certain limitations under Federal income tax laws.

The components of the net deferred tax asset consist of the following at  April 30, 2007:

Net operating loss carry-forwards	$33,706
Valuation allowance	(33,706)
$-

The provision for income taxes differs from the amount computed applying the statutory federal income tax rate to income before income taxes as follows for the period from inception (February 15, 2007) through January 31, 2008:

Income tax benefit	(34)%
Change in valuation allowance	34%
Provision for income taxes	-%

NOTE 5 – LETTER OF INTENT

In December, 2007, the company entered into a letter of intent with Organetix, Inc., a Delaware corporation, publicly trading on the OTCBB market.  Organetix, Inc. will purchase, through a wholly owned subsidiary, 100% of the issued and outstanding shares of Seafarer Exploration, Inc. through a merger transaction.  No definitive agreement has been signed by the Company as of the issuance date of these financial statements.

As of January 31, 2008, the company has received $46,500 advance payment towards this agreement.

Organetix, Inc.
Pro forma Balance Sheet at May 31, 2008

	Organetix, Inc.					Seafarer Explorations, Inc.
	3/31/2008 10Q	Merger Adjustments			Adjusted	01/31/08	Merger Adjustments			Adjusted	Merger Entries			Combined
ASSETS
Current assets:
Cash	-	-			-	47,596	(9,003)	(5	), (6)	38,593	-			38,593
Restricted cash	-	-			-	46,500	45,000	(7)		91,500	-			91,500
Advance payment Seafarer	-	91,500	(1)		91,500	-	-			-	(91,500)	(9)		-
Prepaid expenses	493,989	(493,989)	(2)		-	-	-			-	-			-
	493,989	(402,489)			91,500	94,096	35,997			130,093	(91,500)			130,093
Fixed assets:
Equipment	-	-			-	325,000	-			325,000	-			325,000
Accumulated depreciation	-	-			-	(16,250)	-			(16,250)	-			(16,250)
	-	-			-	308,750	-			308,750	-			308,750
Total assets	493,989	(402,489)			91,500	402,846	35,997			438,843	(91,500)			438,843

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	13,929	(13,929)	(2)		-	2,593	-			2,593	-			2,593
Accrued expenses	79,246	(50,900)	(2)		28,346	595	-			595	-			28,941
Advance payment Organetix	-	-			-	46,500	45,000	(7)		91,500	(91,500)	(9)		-
Due to shareholder	-	-			-	100	-			100	-			100
Notes payable	-	-			-	64,000	-			64,000	-			64,000
	93,175	(64,829)			28,346	113,788	45,000			158,788	(91,500)			95,634
Stockholders' Equity (Deficit)
Common stock	11,549	1,208	(3	),(4)	12,757	14,690	3,865	(5	), (6), (8)	18,555	(4,671)	(10	), (11)	26,641
Additional paid-in capital	8,163,755	1,186,842	(3	),(4)	9,350,597	464,503	291,643	(5	), (6), (8)	756,146	(9,295,529)	(10	), (11), (12)	811,214
Subscriptions receivable	-	-			-	(91,000)	91,000	(5)		-	-			-
Accumulated deficit	(7,774,490)	(1,525,710)	(1	),(2), (3),(4)	(9,300,200)	(99,135)	(395,511)	(5	), (6), (8)	(494,646)	9,300,200	(12)		(494,646)
	400,814	(337,660)			63,154	289,058	(9,003)			280,055	-			343,209
Total liabilities and
stockholders equity (deficit)	493,989	(402,489)			91,500	402,846	35,997			438,843	(91,500)			438,843

Organetix, Inc.
Unaudited Pro Forma  Profit and Loss

	May 1, 2007 - January 31, 2008	February 15, 2007 - April 30, 2007	Cumulative Period from February 15, 2007 (Inception) to January 31, 2008
Revenues	-	-	-
General & administrative expenses	94,893	5,294	100,187
Net Operating Loss	(94,893)	(5,294)	(100,187)
Other Income (Expense)	1,052	-	1,052
Net Loss	(93,841)	(5,294)	(99,135)

(1)	Adjust cash provided to Seafarer Explorations, Inc. to an Advance. Amounts were previously expenses as Lock Up Fees.

(2)	Settlement of assets and liabilities prior to merger. Prepaid consulting fees no longer applicable to combined company. Payables were paid or forgiven.

(3)	Adjust stockholders equity for shares owed but forgiven.

(4)	Adjust for shares issued for services prior to merger.

(5)	Record 3,031,750 shares issued in private placement for proceeds of $303,175.

(6)	Record $312,175 in expenditures

(7)	Adjust cash and Advance from Organetix, Inc. for cash provided during February 2008.

(8)	Record 833,333 shares for consulting fees.

(9)	Eliminate intercompany advances between Organetix, Inc. and Seafarer Explorations, Inc.

(10)	Cancellation of 18,555,083 shares of Seafarer Explorations, Inc. common stock

(11)	Issuance of 138,844,389 shares of Organetix, Inc. common stock to shareholders of Seafarer Explorations, Inc.

(12)	Capitalization of historic losses of Organetix, Inc.